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                                                                    EXHIBIT 15.1



                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS


January 4, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated April 12, 2000, July 17, 2000 and October 17, 2000 on our review of interim financial information of Southwest Bancorporation of Texas, Inc. and Subsidiaries for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000, respectively, and included in the Company's quarterly report on Form 10-Q for the quarters then ended is incorporated by reference in its Registration Statement dated January 4, 2001.

Yours very truly,


PricewaterhouseCoopers LLP




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